SCHEDULE 14C

SCHEDULE 14C INFORMATION

Information Statement Pursuant to Section 14(c)

of the Securities Exchange Act of 1934

(Amendment No. )

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The Vantagepoint Funds
(Name of Registrant as Specified in its Charter)

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THE VANTAGEPOINT FUNDS

VANTAGEPOINT HIGH YIELD FUND

777 North Capitol Street, NE

Suite 600

Washington, DC 20002

INFORMATION STATEMENT

Important Notice Regarding Internet Availability of this Information Statement:

This Information Statement is available at http://www.icmarc.org/x3333.xml?RFID=W149

This Information Statement is being furnished on behalf of the Board of Directors of The Vantagepoint Funds (the “VP Funds”) to inform shareholders of the Vantagepoint High Yield Fund (the “Fund”) about recent changes related to the Fund’s subadvisory arrangements. The changes were approved by the Board of Directors of the VP Funds (“Directors” or “Board”) on the recommendation of the Fund’s investment adviser, Vantagepoint Investment Advisers, LLC (“VIA”), without shareholder approval, as is permitted by an order of the U.S. Securities and Exchange Commission (“SEC”) dated May 8, 2000 (the “SEC Order”). We Are Not Asking You for a Proxy and You are Requested Not to Send us a Proxy.

This Information Statement is being made available on or about October 14, 2014 to shareholders of record of the Fund as of September 30, 2014.

INTRODUCTION

VIA is the investment adviser for each series of the VP Funds. VIA employs a “manager of managers” arrangement in managing the assets of certain series. Under this arrangement, VIA, subject to approval by the Board, may hire, terminate or replace subadvisers that are not “affiliated persons” of the VP Funds or VIA, as that term is defined under the Investment Company Act of 1940, as amended (the “1940 Act”) (“unaffiliated subadvisers”), and modify material terms and conditions of subadvisory agreements with unaffiliated subadvisers, without shareholder approval. VIA recommended, and the Board has approved, a new subadvisory agreement with an additional subadviser to the Fund: Western Asset Management Company (“Western Asset”). The subadvisory agreement with Western Asset is herein referred to as the “Additional Subadvisory Agreement.”

Section 15(a) of the 1940 Act generally requires that the shareholders of a mutual fund approve an agreement under which a person serves as investment adviser or subadviser of a fund. In order to employ the “manager of managers” arrangement discussed above, the VP Funds and VIA requested and received the SEC Order. The SEC Order exempts VIA and the VP Funds from the shareholder approval requirements of Section 15(a) of the 1940 Act and allows the Board, subject to certain conditions, to appoint new, unaffiliated subadvisers and approve subadvisory agreements with such subadvisers on behalf of the VP Funds without shareholder approval.

Consistent with the SEC Order, at a meeting held on June 20, 2014 (the “June Meeting”), the Board, including a majority of the Directors who are not “interested persons” of the VP Funds or of VIA, as that term is defined under the 1940 Act (“Independent Directors”), approved the Additional Subadvisory Agreement among the VP Funds (on behalf of the Fund), VIA and Western Asset. As discussed later in this Information Statement, the Board carefully considered the Additional Subadvisory Agreement, and concluded that the approval of the Additional Subadvisory Agreement was in the best interests of the Fund and its shareholders.

As a condition to relying on the SEC Order, VIA and the VP Funds are required to furnish the Fund’s shareholders with information about new subadvisers within ninety days from the date that the subadvisers are hired. This Information Statement provides that information, along with details of the new subadvisory arrangements for the Fund.

APPOINTMENT OF WESTERN ASSET AS AN ADDITIONAL SUBADVISER TO THE FUND

At the June Meeting, VIA recommended, and the Board approved, the appointment of Western Asset as an additional subadviser to the Fund. On August 1, 2014, Western Asset began managing the assets allocated to it by VIA. Oaktree Capital Management, L.P. (“Oaktree”) continues to serve as the other subadviser to the Fund.

Under the terms of the Additional Subadvisory Agreement, Western Asset makes investment decisions for the assets of the Fund allocated to it by VIA, and continuously reviews, supervises and administers the Fund’s investment program with respect to such assets.

VIA’S RECOMMENDATION AND THE BOARD’S DECISION

REGARDING WESTERN ASSET

VIA recommended to the Board that it appoint Western Asset as an additional subadviser to the Fund and approve the Additional Subadvisory Agreement. VIA made these recommendations after it conducted a comprehensive search for managers with experience managing U.S. high yield fixed income style portfolios. VIA recommended Western Asset because, among other things, in its view, based in part on information given to VIA by Western Asset, the subadviser: (i) possesses a stable organizational structure; (ii) has an experienced investment team; (iii) has adequate infrastructure and support staff; (iv) is an experienced subadviser of registered investment companies; (v) has a complementary investment strategy to the Fund’s other subadviser, which supports the Fund’s multi-management approach; (vi) has demonstrated long-term consistent above-median, risk-adjusted returns versus peers; and (vii) has demonstrated historically positive relative performance to a relevant benchmark or peers or both.

Before approving the appointment of Western Asset as an additional subadviser to the Fund, the Board considered the recommendations of, and supporting analyses and data presented by, VIA.

With respect to the Board’s consideration of the Additional Subadvisory Agreement with Western Asset for the Fund, the Directors received written information in advance of the June Meeting from VIA, which included: (1) the process by which VIA selected and recommended Western Asset for Board approval as a subadviser of the Fund; (2) the nature, extent and quality of the services that Western Asset would provide to the Fund; (3) Western Asset’s experience, investment management business, personnel and operations; (4) Western Asset’s brokerage and trading policies and practices; (5) the level of subadvisory fees to be charged to the Fund by Western Asset and a comparison of those fees to the: (a) standard fee schedule charged by Western Asset for managing accounts with an investment mandate that is similar to the investment mandate that Western Asset is to employ for the Fund; (b) fee schedule charged by Western Asset for managing other accounts with a U.S. high yield mandate and a similar investment objective to that of the Fund; and (c) fees charged by a group of U.S. separate account investment managers utilizing a U.S. high yield fixed income investment mandate; (6) Western Asset’s compliance program; (7) performance information for Western Asset and such performance compared to a relevant benchmark and peer group; (8) the Fund’s expected overall investment advisory fee and total expense ratio, taking into account the addition of Western Asset as a subadviser and the proposed allocation of the Fund’s assets to Western Asset, compared to the mutual funds categorized by Morningstar, Inc. as high yield bond funds (“High Yield Peer Group”); and (9) Western Asset’s financial condition.

In considering the information and materials described above, the Independent Directors received assistance from, and met separately with, their independent legal counsel and were provided with a written description of their statutory responsibilities and the legal standards that are applicable to approvals of advisory agreements.

In determining whether to approve the Additional Subadvisory Agreement, the Directors considered the information received in advance of, and at, the June Meeting, the presentations made by, and discussions held with, personnel of VIA and representatives of Western Asset, and discussions with the Chief Compliance Officer (“CCO”) of the VP Funds, as well as a variety of factors. Although not meant to be all-inclusive, the following discusses some of the factors relevant to the Board’s decision to approve the Additional Subadvisory Agreement.

Nature, Extent and Quality of Services. With respect to the nature, extent and quality of the services expected to be provided by Western Asset under the Additional Subadvisory Agreement, the Directors considered the specific investment process to be employed by Western Asset in managing the assets of the Fund to be allocated to it; the qualifications of Western Asset’s investment management personnel with regard to implementing its mandate; the performance information provided for Western Asset as compared to a relevant benchmark and peer group; Western Asset’s infrastructure and whether it appeared to adequately support the investment strategy it is to implement for the Fund; and VIA’s review process and favorable assessment as to the nature, quality and extent of the subadvisory services expected to be provided by Western Asset to the Fund, including VIA’s and the CCO’s favorable assessment of the enhancements that have been made to Western Asset’s compliance policies and procedures and certain controls. The Directors acknowledged that Western Asset has experienced portfolio management personnel; and appeared to have adequate infrastructure and support staff to seek to achieve favorable results implementing the mandate that it is to employ for the Fund. The Directors concluded that the nature, extent and quality of the subadvisory services expected to be provided by Western Asset were appropriate for the Fund in light of its investment objective and strategies and, thus, supported a decision to approve the Additional Subadvisory Agreement.

Investment Performance. The Directors reviewed the investment performance information provided by VIA for Western Asset with respect to the proposed mandate it is to employ for the Fund, and considered this performance information versus a relevant benchmark and peer group (based on information provided by an independent third-party source) and VIA’s favorable assessment of such performance. Based on the information provided, the Directors concluded that the performance information supported a decision to approve the Additional Subadvisory Agreement.

Subadvisory Fee, Expense Ratio Impact and Economies of Scale. In evaluating the proposed subadvisory fee, the Directors reviewed the subadvisory fee schedule for Western Asset. The Directors noted that Western Asset indicated it does not currently manage any other accounts with an investment mandate directly comparable to the customized high yield mandate that Western Asset is to employ on behalf of the Fund. The Directors, however, considered that, according to the information provided, Western Asset’s proposed fee schedule for the Fund was lower than: (i) the standard fee schedule charged by Western Asset for managing other accounts utilizing its standard U.S. high yield mandate, which is similar, but not directly comparable, to the mandate Western Asset is to employ for the Fund; and (ii) the fee schedule charged by Western Asset for managing other accounts with a U.S. high yield mandate and a similar investment objective to that of the Fund. Additionally, the nature of the subadvisory services Western Asset is to provide to the Fund appeared to be comparable to those Western Asset provides to its other registered investment company clients.

The Directors reviewed information provided by VIA (which was based on an independent third-party source) on the fees charged by a group of U.S. separate account investment managers to accounts with assets comparable to the amount of assets expected to be allocated initially to Western Asset and that employ a U.S. high yield fixed income mandate. According to the information provided, the proposed effective fee rate to be paid by the Fund to Western Asset would be below the median fee charged by such U.S. high yield fixed income managers and would rank in the first quartile of such fees.

Referring to the comparative High Yield Peer Group data provided by VIA in connection with the June Meeting, the Directors noted that, if Western Asset served as a subadviser to the Fund at the proposed subadvisory fee rate and the expected initial asset allocation level, the expected overall investment advisory fee and total expense ratio for the Fund would continue to be above the average and median of the High Yield Peer Group. However, the Directors considered that the information from VIA showed that there would be a decrease in the overall subadvisory fees and, therefore, a decrease in the total expense ratio of the Fund as a result of the addition of Western Asset as a subadviser. The Directors also considered that Western Asset’s proposed subadvisory fee was the product of arm’s-length negotiations.

The foregoing comparisons assisted the Directors in considering the Additional Subadvisory Agreement by providing them with a basis for evaluating Western Asset’s fee schedule, including in light of the Fund’s expected overall investment advisory fee and total expense ratio, on a relative basis.

The Directors also reviewed the information provided by Western Asset regarding the estimated profits to be realized from Western Asset’s relationship with the Fund. In considering the extent to which economies of scale may be realized by Western Asset as the assets of the Fund to be managed by Western Asset grow, and whether the proposed fee levels reflect these economies, the Directors considered that, although the proposed fee schedule to the Additional Subadvisory Agreement does not include breakpoints: (i) the Additional Subadvisory Agreement was the product of arm’s-length negotiations; (ii) Western Asset stated that the proposed subadvisory fee schedule reflects potential and future economies of scale; and (iii) based on the information provided, the subadvisory fee schedule for the Fund was lower than the standard fee schedule charged by Western Asset for managing other accounts utilizing its standard U.S. high yield mandate and lower than the fee schedule charged by Western Asset for managing other accounts with a U.S. high yield mandate and a similar investment objective to that of the Fund.

Other Considerations. The Directors considered VIA’s judgment that the addition of Western Asset as a subadviser to the Fund would add value by complementing the investment approach of the current subadviser to the Fund, Oaktree. In this regard, the Directors considered VIA’s belief that the addition of Western Asset as a subadviser and the proposed allocation of the Fund’s assets to Western Asset should create a well-diversified Fund with attractive risk/return attributes.

The Directors considered the selection and due diligence process employed by VIA in deciding to recommend Western Asset as a subadviser to the Fund and also considered VIA’s conclusion that the fee to be paid to Western Asset is competitive and reasonable and appropriate given the nature and quality of the services to be provided by Western Asset and the nature of the investment strategy Western Asset is to employ on behalf of the Fund. The Directors also considered VIA’s strategy to efficiently implement the transition of assets to Western Asset. The Directors concluded that VIA’s recommendations and conclusions supported approval of the Additional Subadvisory Agreement.

In considering the potential “fall-out” or ancillary benefits that may accrue to Western Asset due to its relationship with the Fund, the Directors noted that Western Asset reported that it would derive no marginal ancillary benefits from its relationship with the Fund.

Conclusion. After evaluation of the performance, fee and expense information and the profitability, ancillary benefits and other considerations as described above, and in light of the nature, extent and quality of services to be provided by Western Asset, the Board concluded that the level of fees to be paid to Western Asset with respect to the Fund, was reasonable.

After full consideration of the foregoing factors, with no single factor identified as being of paramount importance, the Directors, including a majority of the Independent Directors, concluded that the initial approval of the Additional Subadvisory Agreement was in the best interests of the Fund and its shareholders, and approved the Additional Subadvisory Agreement with, and the fee to be paid to, Western Asset.

THE ADDITIONAL SUBADVISORY AGREEMENT

The Additional Subadvisory Agreement with Western Asset has terms substantially similar to the terms of the agreements with other subadvisers to the VP Funds, except for the fee rate payable by the Fund to Western Asset. Under the Additional Subadvisory Agreement, Western Asset makes, on a discretionary basis, all investment decisions for the portion of the Fund’s assets allocated to it, and continuously reviews, supervises and administers the Fund’s investment program with respect to those assets. Western Asset discharges its responsibilities under the Additional Subadvisory Agreement subject to the supervision of VIA and the Board, and has agreed to do so in a manner consistent with the Fund’s investment objective, policies and limitations. The Additional Subadvisory Agreement is dated July 17, 2014, and has an initial term ending February 29, 2016. Thereafter, continuance of the Additional Subadvisory Agreement requires the annual approval of the Board, including a majority of the Independent Directors.

For its services to the Fund under the Additional Subadvisory Agreement, Western Asset receives a quarterly subadvisory fee from the Fund based on the average daily net asset value of the assets under Western Asset’s management, with an annual rate of 0.20% on all assets.

Western Asset is not an “affiliated person” of VIA (as that term is defined in the 1940 Act).

ADDITIONAL INFORMATION ABOUT THE ADDITIONAL SUBADVISER

Western Asset, with its principal offices at 385 E. Colorado Boulevard, Pasadena, California 91101, is a wholly owned subsidiary of Legg Mason, Inc., a global asset management firm listed on the New York Stock Exchange. The business address of Legg Mason, Inc. is 100 International Drive, Baltimore, Maryland 21202.

The principal executive officers and directors of Western Asset, and their principal occupations, are as follows:

Name	Title(s) and Principal Occupation
James W. Hirschmann	Chief Executive Officer and President
James J. Flick	Director of Global Client Service & Marketing
Bruce D. Alberts	Chief Financial Officer
Charles A. Ruys de Perez	General Counsel and Secretary; Head of Legal & Compliance
Brett B. Canon	Director of Risk Management & Operations
Daniel E. Giddings	Assistant Secretary; Manager, International Legal & Compliance
Gavin L. James	Director of Global Portfolio Operations
Jeffrey A. Nattans	Non-executive Director
Francis B. Bilson	Non-executive Director

The address of each individual is 385 E. Colorado Boulevard, Pasadena, California 91101.

Information regarding other U.S. registered mutual funds with a similar investment objective for which Western Asset serves as adviser or subadviser is provided in Appendix A to this Information Statement.

THE INVESTMENT ADVISER AND THE

MASTER INVESTMENT ADVISORY AGREEMENT

VIA, located at 777 North Capitol Street, NE, Suite 600, Washington, DC 20002, is a wholly owned subsidiary of and controlled by the ICMA Retirement Corporation (“ICMA-RC”), a retirement plan administrator and investment adviser whose principal investment advisory client is VantageTrust Company, LLC (“Trust Company”). ICMA-RC was established in 1972 as a not-for-profit organization to assist state and local governments and their agencies and instrumentalities in the establishment and maintenance of deferred compensation and qualified retirement plans for the employees of such public sector entities. ICMA-RC has been registered as an investment adviser with the SEC since 1983. VIA is a Delaware limited liability company and has been registered as an investment adviser with the SEC since 1999.

Joan McCallen serves as President and Chief Executive Officer of ICMA-RC, Manager and President of VIA, and President and Principal Executive Officer of the VP Funds. Angela Montez serves as Deputy General Counsel, Assistant Secretary, and Managing Vice President of ICMA-RC, Assistant Secretary of VIA, and Secretary of the VP Funds. Kathryn B. McGrath serves as Senior Vice President, Secretary and General Counsel of ICMA-RC, Secretary of VIA and Assistant Secretary of the VP Funds. Elizabeth Glista serves as Senior Vice President and Chief Financial Officer of ICMA-RC, Treasurer of VIA, and Treasurer and Principal Financial Officer of the VP Funds. Karen McBarnette serves as Acting CCO and Vice President of the VP Funds, Acting CCO of VIA, and Acting CCO and Vice President (Mutual Fund Compliance) of ICMA-RC.

VIA provides investment advisory services to the Fund pursuant to a Second Master Investment Advisory Agreement (“Second Master Agreement”). The Second Master Agreement, dated January 3, 2005, as amended December 29, 2005, October 26, 2007, December 11, 2009, August 31, 2012 and May 1, 2014, was last approved by shareholders of the Fund on April 30, 2014. On February 5, 2014, the Board approved the continuance of the Second Master Agreement through February 28, 2015. VIA’s advisory services include fund design, establishment of fund investment objectives and strategies, selection and management of subadvisers, performance monitoring, and supervising and formulating each fund’s investment program. Additionally, VIA furnishes periodic reports to the Board regarding the investment strategy and performance of each series of the VP Funds.

Pursuant to the Second Master Agreement, the Fund compensates VIA for these services by paying VIA an annual advisory fee assessed against average daily net assets of the Fund of 0.28%. As the Fund commenced operations on May 1, 2014, the Fund did not pay VIA any advisory fees for services provided to the Fund for the fiscal year ended December 31, 2013.

SUBADVISER AND SUBADVISORY FEES PAID

Information comparing the subadvisory fees paid by the Fund during the period from May 1, 2014 (the date the Fund commenced operations) through June 30, 2014, to the subadvisory fees that would have been paid by the Fund had Western Asset been a subadviser during the same period, is provided as Appendix B to this Information Statement.

PAYMENTS OF COMMISSIONS TO AFFILIATES

As the Fund commenced operations on May 1, 2014, the Fund did not make any payments of commissions to any of its affiliated brokers during the fiscal year ended December 31, 2013.

SHARES OUTSTANDING AND BENEFICIAL OWNERS OF THE FUND’S SHARES

Shares Outstanding – As of September 30, 2014, the Fund had 37,266,759 outstanding shares. Each share entitles the holder to one vote. The Fund has only one class of shares, T Shares.

Principal Holders – Below are the names, addresses, and amount and percentage of shares owned by class of each person (or entity) that owns of record or is known to own beneficially 5% or more of any class of the Fund’s outstanding shares as of September 30, 2014:

Name	Address	Fund and Class	Amount of shares owned	Percentage Owned
VantageTrust	777 N. Capitol Street, NE Washington, DC 20002	High Yield Fund – T Shares	32,178,117	86.35%

Also, as of June 30, 2014, the Directors and executive officers of the VP Funds, both individually and as a group, owned less than 1% of the Fund’s outstanding voting securities.

Control Persons – A majority of the voting shares of the Fund are held, either directly, or indirectly through certain of the Vantagepoint Model Portfolio Funds and Milestone Funds, by VantageTrust, a group trust sponsored and maintained by the Trust Company. VantageTrust, located at 777 North Capitol Street, NE, Suite 600, Washington, DC 20002, was established for the purpose of holding and investing the assets of public sector retirement and deferred compensation plans. The Trust Company has the power to vote the shares of the Fund held directly by VantageTrust, and pursuant to VIA’s proxy voting policies, VIA generally will seek instructions from the Board of Directors of the Trust Company on how to vote the shares of the Fund held by the Vantagepoint Model Portfolio Funds and Milestone Funds, and will cast the Fund’s votes in accordance with the instructions received. The Trust Company therefore, directly or indirectly, has the power to vote more than 25% of the Fund’s voting securities and thus under the 1940 Act is considered a “control person” of the Fund. As a control person of the Fund, the Trust Company has the ability to control the outcome of matters submitted to the vote of shareholders. Both the Trust Company and VIA are wholly owned subsidiaries of ICMA-RC.

The following represents the percentage of total shares outstanding of the Fund held, directly or indirectly, by VantageTrust as of September 30, 2014: 86.35%.

GENERAL INFORMATION

Distributor

ICMA-RC Services, LLC (“RC Services”), located at 777 North Capitol Street, NE, Suite 600, Washington, DC 20002, serves as the distributor of the VP Funds’ shares pursuant to a Distribution Agreement. RC Services is a wholly owned subsidiary of ICMA-RC and an “affiliated person” of VIA (as that term is defined under the 1940 Act). Joan McCallen serves as President of RC Services. The VP Funds did not pay any commissions to RC Services during the fiscal year ended December 31, 2013.

Transfer Agent and Administrator

Vantagepoint Transfer Agents, LLC (“VTA”), located at 777 North Capitol Street, NE, Suite 600, Washington, DC 20002, is the designated transfer agent of the VP Funds and, pursuant to a Transfer Agency and Administrative Services Agreement, also provides certain transfer agency and administrative shareholder support services for the VP Funds and the share classes thereof related to the retirement plans and other investors investing in the VP Funds. VTA is a wholly owned subsidiary of ICMA-RC and an “affiliated person” of VIA (as that term is defined under the 1940 Act). Joan McCallen serves as President of VTA. As the Fund commenced operations on May 1, 2014, the Fund did not pay VTA any fees for services provided to the Fund during the fiscal year ended December 31, 2013.

The VP Funds have entered into a Mutual Funds Service Agreement with J.P. Morgan Investor Services Co. (whose successor in interest is JPMorgan Chase Bank, NA) (“JP Morgan”), located at 70 Fargo Street, Boston, MA 02210, whereby JP Morgan performs certain financial reporting, tax services, fund accounting, administrative and portfolio compliance services for the VP Funds.

HOUSEHOLDING

If you request a paper copy of this Information Statement, only one copy of this Information Statement will be mailed to your household, even if more than one person in the household is a Fund shareholder of record, unless the VP Funds have received instructions to the contrary. If you need additional copies of this Information Statement, please contact the VP Funds toll free at 1-800-669-7400 or in writing at 777 North Capitol Street, NE, Suite 600, Washington, DC 20002. If you do not want the mailing of an Information Statement to be combined with those for other members of your household in the future, or if you are receiving multiple copies and would rather receive just one copy for the household, contact the VP Funds in writing at 777 North Capitol Street, NE, Suite 600, Washington, DC 20002 or toll free at 1-800-669-7400.

FINANCIAL INFORMATION

Shareholders can obtain a copy of the VP Funds’ most recent Annual Report and any Semi-Annual Report following the Annual Report, without charge, by writing the VP Funds at 777 North Capitol Street, NE, Suite 600, Washington, DC 20002 or by calling the VP Funds toll free at 1-800-669-7400.

APPENDIX A

Funds with Similar Investment Objectives Advised or Subadvised by Western Asset

Name of Fund	Approximate Total Fund Assets Advised/Subadvised as of August 31, 2014	Fee Schedule or Advisory Fee (annually, as % of average daily net assets)	Waiver of Advisory Fee
Confidential Fund 1	$958,329,546	25 bps on the first $500 million in assets; 20 bps on assets over $500 million	N/A

Confidential Fund 2	$313,281,902	25 bps on the first $500 million in assets; 20 bps on assets over $500 million	N/A

Confidential Fund 3	$406,131,828	55 bps on all assets	N/A

Note: As of August 31, 2014, Western Asset managed approximately $182.3 million of the Fund’s total assets.

APPENDIX B

	Column A Actual Subadvisory Fees Paid by the Fund During the May 1, 2014 through June 30, 2014 (the “2014 Period”)*	Column B Subadvisory Fees That Would Have Been Paid by the Fund During the 2014 Period Based on Current Subadvisers and Current Allocations*
Oaktree	$247,263	$123,632
Western Asset	N/A	$49,453
Total	$247,263	$173,085

*	The High Yield Fund commenced operations on May 1, 2014 with Oaktree serving as the Fund’s single subadviser. The 2014 Period shown above reflects actual subadvisory fees paid by the Fund to Oaktree from May 1, 2014 through June 30, 2014.

The difference between the subadvisory fees paid by the Fund to Oaktree taking into account the allocation of the Fund’s net assets to Oaktree during the 2014 Period (Column A), and the subadvisory fees that would have been paid by the Fund to Oaktree and Western Asset, had Western also been a subadviser to the Fund during that same period (Column B), is $74,178 or a 30% decrease.

THE VANTAGEPOINT FUNDS

VANTAGEPOINT HIGH YIELD FUND

777 North Capitol Street, NE

Suite 600

Washington, DC 20002

NOTICE OF INTERNET AVAILABILITY OF INFORMATION STATEMENT

Important Notice Regarding Internet Availability of Information Statement:

An information statement regarding the Vantagepoint High Yield Fund is available at http://www.icmarc.org/x3333.xml?RFID=W149

This Notice of Internet Availability of Information Statement is being mailed on or about October 14, 2014 to shareholders of record of the Vantagepoint High Yield Fund (the “Fund”) as of September 30, 2014.

This Notice of Internet Availability of Information Statement presents only an overview of the more complete information statement that is available to you on the internet relating to the Fund, a series of The Vantagepoint Funds (the “VP Funds”). We encourage you to access and review all of the important information contained in the full information statement.

The information statement provides information regarding recent changes related to the Fund’s subadvisory arrangements. At a meeting held on June 20, 2014, the Board of Directors of the VP Funds (the “Board”) approved the hiring of Western Asset Management Company to serve as an additional subadviser for the Fund. The changes were approved by the Board on the recommendation of the Fund’s investment adviser, Vantagepoint Investment Advisers, LLC, without shareholder approval, as is permitted by an order of the U.S. Securities and Exchange Commission dated May 8, 2000, which allows certain subadviser changes to be made without shareholder approval (the “SEC Order”). The SEC Order instead requires that an information statement be sent to you.

This Notice of Internet Availability of Information Statement is not an information statement. The full information statement regarding the changes to the Fund’s subadvisory arrangements summarized above is available online at: http://www.icmarc.org/x3333.xml?RFID=W149. The full information statement will be available at that address until January 31, 2015. The information statement is available as a PDF (Portable Document Format), which may be viewed and printed using Adobe Acrobat® Reader, which is available without charge from Adobe Systems, Inc. at http://get.adobe.com/reader/.

Obtaining Copies of the Information Statement

You may request a paper or email copy of the full information statement, without charge, by contacting the VP Funds toll free at 1-800-669-7400, by email at investorservices@icmarc.org, or in writing at 777 North Capitol Street, NE, Suite 600, Washington, DC 20002.

Householding

Only one copy of this Notice of Internet Availability of Information Statement (or if requested, only one paper copy of the full information statement) will be mailed to your household, even if more than one person in the household is a Fund shareholder of record, unless the Fund has received instructions to the contrary. If you need additional copies of this Notice of Internet Availability of Information Statement (or if requested, additional

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paper copies of the full information statement), please contact the Fund toll free at 1-800-669-7400 or in writing at 777 North Capitol Street, NE, Suite 600, Washington, DC 20002. If you do not want the mailing of this Notice of Internet Availability of Information Statement (or if requested, a paper copy of the full information statement) to be combined with those for other members of your household in the future, or if you are receiving multiple copies and would rather receive just one copy for the household, contact the VP Funds in writing at 777 North Capitol Street, NE, Suite 600, Washington, DC 20002 or toll free at 1-800-669-7400.

We Are Not Asking You for a Proxy and You are Requested Not to Send us a Proxy.

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